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ATTACHMENT - ITEM 19(b)3(i) - 1998 EMPLOYEE STOCK PURCHASE PLAN
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                        INTERNATIONAL URANIUM CORPORATION

                        1998 EMPLOYEE STOCK PURCHASE PLAN



SECTION 1.  PURPOSE

         The purposes of the International Uranium Corporation 1998 Employee Stock Purchase Plan (the "Plan") are to (a) assist employees of International Uranium Corporation, an Ontario corporation (the "Company"), and of its subsidiary corporations in acquiring a stock ownership interest in the Company pursuant to a plan that is intended to qualify as an "employee stock purchase plan" under Section 423 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and (b) help employees provide for their future security and encourage them to remain in the employ of the Company and its subsidiary corporations.

SECTION 2.  DEFINITIONS

         For purposes of the Plan, the following terms shall be defined as set forth below.

         "BOARD" means the Board of Directors of the Company.

         "CHANGE NOTICE DATE" has the meaning set forth in Section 9.2.

         "CODE" means the U.S. Internal Revenue Code of 1986, as amended.

         "COMMITTEE" means the Company's Compensation Committee or another committee appointed by the Board and given authority by the Board to administer the Plan.

         "COMPANY" means International Uranium Corporation, an Ontario corporation, and includes any successor corporation thereto.

         "DESIGNATED SUBSIDIARY" has the meaning set forth under the definition of "Eligible Employee" in this Section 2.

         "ELIGIBLE COMPENSATION" means all regular cash compensation, including overtime, cash bonuses and commissions. Regular cash compensation does not include severance pay, hiring and relocation bonuses, pay in lieu of vacation or sick leave, or any other special payments, or any gain from stock option exercises.

         "ELIGIBLE EMPLOYEE" means any employee of the Company or any Subsidiary Corporation designated by the Board or the Committee (a "Designated Subsidiary"), who is in the employ of the Company (or any Designated Subsidiary) on one or more Offering Dates and who meets the following criteria:

           (a) the employee does not, immediately after the Purchase Right is granted, own stock (as defined by the Code) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of a Parent Corporation or a Subsidiary Corporation;







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           (b)  the employee's customary employment is for more than 20 hours per week;

           (c) the employee's customary employment is for more than five months in any calendar year; and

           (d)  the employee:

                (i)  has been employed for at least 1 year; or

                (ii) was an employee on March 23, 1998.

         If the Company permits any employee of a Designated Subsidiary to participate in the Plan, then all employees of that Designated Subsidiary who meet the requirements of this paragraph shall also be considered Eligible Employees.

         "EMPLOYER" means the corporation which employs the particular Participant, and which is the Company or a Designated Subsidiary.

         "ENROLLMENT PERIOD" has the meaning set forth in Section 6.1.

         "ESPP BROKER" has the meaning set forth in Section 10.1.

         "INSIDER" means:

           (a) an insider as defined under Section 1(1) of the Securities Act (Ontario), other than a person who falls within that definition solely by virtue of being a director or senior officer of any corporation which is a subsidiary (as such term is defined in subsection 1(2) of the Business Corporations Act (Ontario), as such provision is from time to time amended, varied or re-enacted) of the Company; and

           (b) an associate as defined under Section 1(1) of the Securities Act (Ontario) of any person who is an insider by virtue of item (a) above.

         "NONPARTICIPATION NOTICE" has the meaning set forth in Section 6.3.

         "OFFERING" has the meaning set forth in Section 5.1.

         "OFFERING DATE" means the first day of an Offering.

         "OFFERING PERIOD" has the meaning set forth in Section 5.1.

         "PARENT CORPORATION" means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Purchase Right, each of the corporations, other than the Company, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         "PARTICIPANT" means any Eligible Employee who has elected to participate in an Offering in accordance with the procedures set forth in
Section 6.1 and who has not withdrawn from the Offering or whose participation in the Offering has not terminated.

         "PERCENTAGE NOTICE" has the meaning set forth in Section 6.3.

         "PLAN" means the International Uranium Corporation 1998 Employee Stock Purchase Plan.





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         "PLAN ADMINISTRATOR" has the meaning set forth in Section 3.1.

         "PURCHASE DATE" means the last day of each Purchase Period.

         "PURCHASE PERIOD" has the meaning set forth in Section 5.2.

         "PURCHASE PRICE" has the meaning set forth in Section 8.

         "PURCHASE RIGHT" means an option granted under the Plan pursuant to
Section 423 of the Code that allows an Eligible Employee to purchase Stock under the Plan.

         "SHARE COMPENSATION ARRANGEMENT" means any stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of the Stock, including a share purchase from treasury which is financially assisted by the Company by way of a loan, guarantee or otherwise.

         "STOCK" means the common shares, without par value, of the Company.

         "SUBSCRIPTION" has the meaning set forth in Section 6.1.

         "SUBSCRIPTION DATE" has the meaning set forth in Section 6.1.

         "SUBSIDIARY CORPORATION" means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Purchase Right, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 3.  ADMINISTRATION

         3.1      PLAN ADMINISTRATOR

         The Plan shall be administered by the President of the Company (the "Plan Administrator"), except for those items expressly reserved to the Board or the Committee under the Plan (which items may be delegated by the Board or the Committee to the Plan Administrator). To the extent that Eligible Employees are employees of a Designated Subsidiary, the Plan Administrator (or, if applicable, the Board or Committee) shall administer the Plan on behalf of such Designated Subsidiary. Any decisions made by the Board, the Committee or the Plan Administrator shall be applicable equally to all Eligible Employees.

         3.2      ADMINISTRATION AND INTERPRETATION BY THE PLAN ADMINISTRATOR

         Subject to the provisions of the Plan, the Plan Administrator shall have exclusive authority, in the Plan Administrator's discretion, to determine all matters relating to Purchase Rights granted under the Plan, including all terms, conditions, restrictions and limitations of Purchase Rights; provided, however, that all Participants granted Purchase Rights pursuant to the Plan shall have the same rights and privileges within the meaning of the Code. The Plan Administrator shall also have exclusive authority to interpret the Plan and may, consistent with the requirements of Code Section 423, from time to time, adopt and change rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, unless revised by the Board or the Committee, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's other officers or employees as the Plan Administrator so determines.





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SECTION 4.  STOCK SUBJECT TO PLAN

         Stock acquired by Participants under the Plan shall be drawn from authorized and unissued Stock or shall be Stock acquired or caused to be acquired by the Employer or the Company on behalf of the Participants, or a combination of any of the foregoing, as determined from time to time at the sole discretion of the Board. Subject to adjustment from time to time as provided in
Section 19, a maximum of 6,700,000 shares of Stock may be acquired under the Plan; of such 6,700,000 shares of Stock, the maximum number of authorized but unissued shares of Stock which shall be made available for sale under the Plan shall be 3,350,000 shares of Stock. Any shares of Stock that have been made subject to a Purchase Right that cease to be subject to the Purchase Right (other than by reason of exercise of the Purchase Right), including, without limitation, in connection with the cancellation or termination of the Purchase Right, shall again be available for acquisition in connection with future grants of Purchase Rights under the Plan.

SECTION 5. OFFERING DATES

         5.1      OFFERING PERIODS

         The Plan shall be implemented by one or more or a series of offerings (each, an "Offering"), which need not be consecutive or at regular intervals. Except as otherwise set forth herein, Offerings shall commence on July 1 and January 1 of each year and end on the next December 31 and June 30, respectively, occurring thereafter. Notwithstanding the foregoing, whether or not Offerings are made, the date of commencement of the first Offering, the term and frequency of Offerings and any time or interval between Offerings shall be determined by the Board or the Committee. Without limiting the generality of the foregoing, the Board or the Committee may establish (a) a different term for one or more Offerings and (b) different commencing and ending dates for such Offerings; provided, however, that an Offering Period (the "Offering Period") may not exceed one year. Unless the Plan Administrator in the Plan Administrator's sole discretion determines otherwise for future Offerings, an employee who becomes eligible to participate in the Plan after an Offering Period has commenced shall not be eligible to participate in such Offering but may participate in any subsequent Offering, provided that such employee is still an Eligible Employee as of the commencement of any such subsequent Offering. Unless the Plan Administrator in the Plan Administrator's sole discretion determines otherwise for future Offerings, Eligible Employees may not participate in more than one Offering at a time. In the event the first or the last day of an Offering Period is not a regular business day, then the first day of the Offering Period shall be deemed to be the next regular business day and the last day of the Offering Period shall be deemed to be the last preceding regular business day.

         5.2      PURCHASE PERIODS

         Each Offering Period shall consist of one or more consecutive purchase periods (each, a "Purchase Period"). Except as otherwise set forth below, Purchase Periods shall commence on the first day of each month within the Offering Period and end on the last day of each such month. Notwithstanding the foregoing, the Board or the Committee may establish (a) different terms for one or more Purchase Periods within an Offering Period and (b) different commencing dates and Purchase Dates for any such Purchase Period. The last day of each Purchase Period shall be the Purchase Date for such Purchase Period. In the event the first or last day of a Purchase Period is not a regular business day, then the first day of the Purchase Period shall be deemed to be the next regular business day and the last day of the Purchase Period shall be deemed to be the last preceding regular business day.

SECTION 6.  PARTICIPATION IN THE PLAN

         6.1      INITIAL PARTICIPATION

         Subject to delivery of the Percentage Notice to the Eligible Employees pursuant to Section 6.3, an Eligible Employee shall become a Participant on the first Offering Date after satisfying the eligibility requirements and delivering to the designated department or office of the Employer (the "Designated Department") during the enrollment period established by the Plan Administrator (the





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"Enrollment Period") a subscription (the "Subscription") in the form and manner prescribed by the Plan Administrator and by the date established by the Plan Administrator (the "Subscription Date"):

           (a) indicating the Eligible Employee's election to participate in the Plan;

           (b) authorizing payroll deductions and stating the amount to be deducted regularly from the Participant's pay; and

           (c) authorizing the purchase of Stock for the Participant in each Purchase Period.

         An Eligible Employee who does not deliver a Subscription to the Designated Department during the Enrollment Period and on or before the Subscription Date shall not participate in the Plan for that Offering Period or for any subsequent Offering Period, unless such Eligible Employee subsequently enrolls in the Plan by delivering a Subscription to the Designated Department during the Enrollment Period and on or before the Subscription Date for such subsequent Offering Period. The Plan Administrator may, from time to time, change the Subscription Date as deemed advisable by the Plan Administrator in its sole discretion for the proper administration of the Plan.

         6.2      CONTINUED PARTICIPATION

         A Participant shall automatically participate in the next Offering Period unless the Participant:

           (a)  delivers a Nonparticipation Notice to the Company pursuant to
                Section 6.3;

           (b)  stops payroll deductions pursuant to Section 9.2;

           (c)  withdraws from the Plan pursuant to Section 11.1; or

           (d)  terminates employment as provided in Section 12.

         6.3      PERCENTAGE DETERMINATIONS

         At least 10 business days prior to the commencement of each Offering Period, the Company shall provide each Eligible Employee with written notice as to the percentages determined by the Board (as contemplated by Section 8 and Section 9.3) that are applicable to the next Offering Period (the "Percentage Notice"). Each Participant is entitled to advise the Company in writing, within the 10 business day period commencing on the date of the Percentage Notice, of the Participant's decision to opt out of the Plan for such Offering Period by delivering to the Company written notice indicating the Participant's decision to opt out of the Plan for such Offering Period (the "Nonparticipation Notice"). Subject to Section 6.2, the Participant shall automatically participate in each subsequent Offering Period unless the Participant so delivers the Nonparticipation Notice with respect to the Percentage Notice applicable to any such subsequent Offering Period.

SECTION 7.  LIMITATIONS ON RIGHT TO PURCHASE STOCK

         7.1      $25,000 LIMITATION

         No Participant shall be entitled to purchase Stock under the Plan (or any other employee stock purchase plan that is intended to meet the requirements of Code Section 423 sponsored by the Company, a Parent Corporation or a Subsidiary Corporation) at a rate that exceeds U.S. $25,000 in fair market value, determined as of the Offering Date for each Offering Period (or such other limit as may be imposed by the Code), for each calendar year in which a Participant participates in the Plan (or any other employee stock purchase plan described in this Section 7.1).



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         7.2      PRO RATA ALLOCATION

         In the event the number of shares of Stock that might be purchased by all Participants in the Plan exceeds the number of shares of Stock available in the Plan, the Plan Administrator shall make a pro rata allocation of the remaining shares of Stock in as uniform a manner as shall be practicable and as the Plan Administrator shall determine to be equitable. Fractional shares may be issued under the Plan only to the extent permitted by the Board or the Committee.

SECTION 8.  PURCHASE PRICE

         The purchase price (the "Purchase Price") at which Stock may be acquired by Participants in an Offering pursuant to the exercise of all or any portion of a Purchase Right granted under the Plan shall be a percentage determined by the Board for the applicable Offering Period, such percentage to be not less than 85% and not more than 100%, of the fair market value of the Stock on the Purchase Date. The fair market value of the Stock on the Purchase Date shall be (a) in the case of authorized but unissued shares of Stock, the weighted average trading price for the Stock on The Toronto Stock Exchange for the five trading days completed immediately prior to the Purchase Date, and (b) in the case of shares of Stock purchased on the open market, the purchase price of such Stock on The Toronto Stock Exchange on the Purchase Date. In the event that such Stock is not listed and posted for trading on The Toronto Stock Exchange on the date in question, then the fair market value shall be determined based on the price(s) of the Stock on such stock exchange in Canada on which the Stock is listed and posted for trading as may be selected for such purpose by the Board. In the event that such Stock is not listed and posted for trading on any stock exchange the fair market value shall be the fair market value of such Stock as determined by the Board in good faith. For clarification, in the event that Stock is acquired by Participants in any given Purchase Period from a combination of both authorized but unissued Stock and Stock purchased on the open market, then the "effective" Purchase Price shall be equal to the dollar amount obtained by dividing (A) the sum obtained by adding (i) the product of the number of shares of Stock issued from treasury and the applicable Purchase Price and (ii) the product of the number of shares of Stock purchased on the open market and the applicable Purchase Price, by (B) the total number of shares of Stock acquired on the Purchase Date.

SECTION 9.  PAYMENT OF PURCHASE PRICE

         9.1      GENERAL RULES

         Stock that is acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant's Eligible Compensation unless the Plan Administrator in the Plan Administrator's sole discretion establishes other methods for payment of the Purchase Price. Except as set forth in Section 6.3 or this Section 9, the amount of compensation to be withheld from a Participant's Eligible Compensation during each pay period shall be determined by the Participant's Subscription.

         9.2      CHANGE NOTICES

         During an Offering Period, a Participant may elect to stop, but not otherwise decrease or increase, withholding from the Participant's compensation by providing an amended Subscription to the Designated Department by a date at least ten days prior to the end of the pay period for which such election is to be effective (the "Change Notice Date"); provided, however, that the Plan Administrator may change the Change Notice Date from time to time. In the event a Participant elects to stop withholding during any Offering Period, the Participant may not resume participation in the Plan during the same Offering Period, but may participate in any subsequent Offering under the Plan by again delivering a Subscription to the Designated Department in accordance with
Section 6.1.





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         9.3      PERCENT WITHHELD

         The amount of payroll withholding with respect to the Plan for any Participant during any pay period shall be at least 1% of the Participant's Eligible Compensation for such pay period, but shall not exceed 10%, or such lesser percentage as may be determined by the Board for the applicable Offering Period, of the Participant's Eligible Compensation for such pay period. Amounts shall be withheld only in whole percentages.

         9.4      PAYROLL DEDUCTIONS

         Payroll deductions shall commence on the first payday following the Offering Date and shall continue through the last payday of the Offering Period unless sooner altered or terminated as provided in the Plan.

         9.5      MEMORANDUM ACCOUNTS

         Individual accounts shall be maintained for each Participant for memorandum purposes only. All payroll deductions from a Participant's compensation shall be credited to such account, but shall be deposited with the general funds of the Employer. All payroll deductions received or held by the Employer may be used by the Employer for any corporate purpose.

         9.6      NO INTEREST

         No interest shall be paid on cash payments or payroll deductions received or held by the Employer.

         9.7      ACQUISITION OF STOCK

         On each Purchase Date of an Offering Period, each Participant shall automatically acquire, pursuant to the exercise of the Participant's Purchase Right, the number of shares of Stock arrived at by dividing the total amount of the Participant's accumulated payroll deductions for the Purchase Period by the Purchase Price; provided, however, that in no event shall the number of shares of Stock purchased by the Participant exceed the number of whole shares of Stock so determined, except to the extent that the Board or the Committee has determined that fractional shares may be issued under the Plan.

         9.8      REFUND OF EXCESS AMOUNTS

         Any cash balance remaining in the Participant's account after a purchase of Stock at the end of a Purchase Period shall be refunded to the Participant as soon as practical after the Purchase Date. In the event the cash to be returned to a Participant pursuant to the preceding sentence is in an amount less than the amount necessary to purchase a whole share of Stock, and the Board or Committee has not determined that fractional shares may be issued, the Plan Administrator may establish procedures whereby such cash is maintained in the Participant's account and applied to the purchase of Stock in the subsequent Purchase Period or Offering Period.

         9.9      WITHHOLDING OBLIGATIONS

         At the time the Purchase Right is exercised, in whole or in part, or at the time some or all of the Stock is disposed of, the Participant shall make adequate provision for federal, provincial and state withholding obligations of the Employer, if any, that arise upon exercise of the Purchase Right or upon disposition of the Stock. The Employer may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary to meet such withholding obligations.



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         9.10     TERMINATION OF PARTICIPATION

         No Stock shall be purchased on behalf of a Participant on a Purchase Date if the Participant's participation in the Offering or the Plan has terminated prior to such Purchase Date.

         9.11     PROCEDURAL MATTERS

         The Plan Administrator may, from time to time, establish (a) limitations on the frequency and/or number of changes in the amount withheld during the Offering, (b) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (c) payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Employer's processing of properly completed withholding elections, and (d) such other limitations or procedures as deemed advisable by the Plan Administrator in the Plan Administrator's sole discretion that are consistent with the Plan and in accordance with the requirements of Code Section 423.

         9.12     LEAVES OF ABSENCE

         During leaves of absence approved by the Employer and meeting the requirements of the applicable Treasury Regulations promulgated under the Code, a Participant may continue participation in the Plan by delivering cash payments to the Plan Administrator or such individual designated by the Plan Administrator on the Participant's normal paydays equal to the amount of the Participant's payroll deduction under the Plan had the Participant not taken a leave of absence.

SECTION 10.  STOCK PURCHASED UNDER THE PLAN

         10.1     ESPP BROKER

         If the Plan Administrator designates or approves a stock brokerage or other financial services firm to hold shares purchased under the Plan for the accounts of Participants (the "ESPP Broker"), the following procedures shall apply. Promptly following each Purchase Date, the number of shares of Stock purchased by each Participant shall be deposited into an account established in the Participant's name with the ESPP Broker. A Participant shall be free to undertake a disposition of the shares of Stock in the Participant's account at any time, but, in the absence of such a disposition, the shares of Stock must remain in the Participant's account at the ESPP Broker until the holding period set forth in Code Section 423(a) has been satisfied. With respect to shares of Stock for which the Code Section 423(a) holding periods have been satisfied, the Participant may move those shares of Stock to another brokerage account of the Participant's choosing or request that a stock certificate be issued and delivered to the Participant. A Participant who is not subject to payment of U.S. income taxes may move the Participant's shares of Stock to another brokerage account of the Participant's choosing or request that a stock certificate be delivered to the Participant at any time, without regard to the Code Section 423(a) holding period.

         10.2     NOTICE OF DISPOSITION

         By entering the Plan, each Participant agrees to give the Employer prompt notice of any Stock acquired in an Offering that is disposed of within the later of (a) two years after the Offering Date for such Offering and (b) one year after the Purchase Date for such Stock, showing the number of such shares disposed of and the Purchase Date for such Stock. This notice shall be required from the Participant regardless of whether or not the Participant is then employed by the Employer. This notice shall not be required if and so long as the Company or Employer has a designated ESPP Broker.




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SECTION 11.  VOLUNTARY WITHDRAWAL

         11.1     WITHDRAWAL FROM THE PLAN

         A Participant may withdraw from the Plan by providing to the Designated Department a notice of withdrawal in the form and manner required by the Plan Administrator for such purpose. Any withdrawal from an Offering shall constitute a withdrawal from the Plan unless the Board or the Committee determines for any future Offerings that withdrawal from an Offering shall not result in a withdrawal from the Plan and any succeeding Offering. Such notice of withdrawal must be provided to the Designated Department at least ten days prior to the end of the Purchase Period for which such withdrawal is to be effective or by any other date specified by the Plan Administrator for any future Offering. If a Participant withdraws after the Purchase Date for a Purchase Period of an Offering, the withdrawal shall not affect Stock acquired by the Participant in that Purchase Period and any earlier Purchase Periods. In the event a Participant voluntarily elects to withdraw from the Plan, the withdrawing Participant may not resume participation in the Plan during the same Offering Period, but may participate in any subsequent Offering under the Plan by again delivering a Subscription to the Designated Department in accordance with
Section 6.1.

         11.2     RETURN OF PAYROLL DEDUCTIONS

         Upon withdrawal from the Plan pursuant to Section 11.1, the withdrawing Participant's accumulated payroll deductions that have not been applied to the purchase of Stock shall be returned as soon as practical after the withdrawal, without the payment of any interest, to the Participant, and the Participant's interest in the Offering shall terminate. Such accumulated payroll deductions may not be applied to any other Offering under the Plan.

SECTION 12.  TERMINATION OF EMPLOYMENT

         Termination of a Participant's employment with the Employer for any reason, including retirement, disability or death, or the failure of a Participant to remain an Eligible Employee, shall immediately terminate the Participant's participation in the Plan. The payroll deductions credited to the Participant's account since the last Purchase Date shall, as soon as practical, be returned to the Participant or, in the case of a Participant's death, to the Participant's legal representative, and all the Participant's rights under the Plan shall terminate. Interest shall not be paid on sums returned to a Participant pursuant to this Section 12. A transfer of employment or services between or among the Company and a Designated Subsidiary shall not be considered a termination of employment or services.

SECTION 13.  RESTRICTIONS UPON ASSIGNMENT

         A Purchase Right granted under the Plan shall not be transferable and shall be exercisable during the Participant's lifetime only by the Participant. The Plan Administrator will not recognize, and shall be under no duty to recognize, any assignment or purported assignment by a Participant of the Participant's interest in the Plan, of the Participant's Purchase Right or of any rights under the Participant's Purchase Right.

SECTION 14.  NO RIGHTS OF SHAREHOLDER UNTIL SHARES ISSUED

With respect to shares of Stock subject to a Purchase Right, a Participant shall not be deemed to be a shareholder of the Company, and the Participant shall not have any of the rights or privileges of a shareholder. A Participant shall have the rights and privileges of a shareholder of the Company when, but not until, the shares have been issued following exercise of the Participant's Purchase Right.




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SECTION 15.  AMENDMENT OF THE PLAN

         The Board or the Committee may amend the Plan in such respects as it shall deem advisable; provided, however, that to the extent required for compliance with Code Section 423 or any applicable law or regulation, shareholder approval will be required for any amendment that will (a) increase the total number of shares as to which Purchase Rights may be granted under the Plan, (b) modify the class of employees eligible to receive Purchase Rights, or
(c) otherwise require shareholder approval under any applicable law or regulation.

SECTION 16.  TERMINATION OF THE PLAN

         The Board may suspend or terminate the Plan at any time. Unless the Plan shall theretofore have been terminated by the Board, the Plan shall terminate on, and no Purchase Rights shall be granted after June 30, 2008, except that such termination shall have no effect on Purchase Rights granted prior thereto. No Purchase Rights shall be granted during any period of suspension of the Plan.

SECTION 17.  NO RIGHTS AS AN EMPLOYEE

         Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or a Parent Corporation or Subsidiary Corporation, or to affect the right of the Company or a Parent Corporation or Subsidiary Corporation to terminate the employment of any person (including any Eligible Employee or Participant) at any time with or without cause.

SECTION 18.  EFFECT UPON OTHER PLANS

         The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Parent Corporation or Subsidiary Corporation. Nothing in the Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary Corporation to
(a) establish any other forms of incentives or compensation for employees of the Company, any Parent Corporation or any Subsidiary Corporation or (b) grant or assume options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

SECTION 19.  ADJUSTMENTS

         19.1     ADJUSTMENT OF SHARES

         In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Stock, then (subject to any required action by the Company's shareholders) the Board or the Committee, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances (i) in the maximum number and kind of securities subject to the Plan as set forth in Section 4 and (ii) the number and kind of securities subject to any outstanding Purchase Right and the per share price of such securities. The determination by the Board or the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.





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


         19.2     MERGER, ACQUISITION OR LIQUIDATION OF THE COMPANY

         In the event of the merger or consolidation of the Company into another corporation, the acquisition by another corporation of all or substantially all of the Company's assets, or the liquidation or dissolution of the Company, the Purchase Date with respect to outstanding Purchase Rights shall be the business day immediately preceding the effective date of such merger, consolidation, liquidation or dissolution unless the Board or the Committee shall, in its sole discretion, provide for the assumption or substitution of such Purchase Rights in a manner complying with Code Section 424(a).

         19.3     LIMITATIONS

         The grant of Purchase Rights will in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 20.  SHARE COMPENSATION ARRANGEMENTS

         For so long as the Stock of the Company is listed on The Toronto Stock Exchange, the following provisions shall apply:

                  (a) the maximum number of shares of Stock which may be purchased through open market purchases (i) in any 30 day period shall not exceed 2% of the shares of Stock outstanding at the date of the purchase, and
(ii) in any 12 month period shall not exceed the greater of 10% of the Company's public float (as defined in Part XXIII of the General By-law of The Toronto Stock Exchange) of the Stock or 5% of the shares of Stock outstanding at the date of the purchase (excluding any Stock held by or on behalf of the Company);

                  (b) the maximum number of shares of Stock, which may be issued to any one Insider and such Insider's associates under the Plan and any other Share Compensation Arrangement in any 12 month period shall be 5% of the shares of Stock outstanding at the date of the issuance (on a non-diluted basis);

                  (c) the maximum number of shares of Stock which may be issued to all Insiders under the Plan and any other Share Compensation Arrangement in any 12 month period shall be 10% of the shares of Stock outstanding at the date of the issuance (on a non-diluted basis);

                  (d) any entitlement to acquire shares of Stock granted pursuant to the Plan or any other Share Compensation Arrangement prior to the Eligible Employee becoming an Insider shall be excluded for the purposes of the limits set out in items (b) and (c) above;

                  (e) all references in this Section 20 to "the shares of Stock outstanding at the date of the issuance" shall mean that number of shares of Stock determined on the basis of the number of shares of Stock that are outstanding immediately prior to the share issuance in question, excluding shares of Stock issued pursuant to any Share Compensation Arrangement over the preceding one year period.

SECTION 21.  REGISTRATION

         The Company shall be under no obligation to any Participant to register for offering or resale under the Securities Act of 1933, as amended, or register or qualify under state or provincial securities laws, any shares of Stock. The Company may issue or cause to be issued certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal, provincial and state securities laws.









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SECTION 22.  EFFECTIVE DATE

         The Plan's effective date is the later of the date it is approved by the Company's shareholders or made effective by the Board.



FEBRUARY 4, 1998



Approved by the Corporation's Board of Directors on February 4, 1998 and by the Corporation's shareholders on [MARCH 23], 1998.







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